EXHIBIT 10.1

BOARD OBSERVER AGREEMENT

THIS BOARD OBSERVER AGREEMENT (“Agreement”) is made effective as of the date set forth on the signature page (“Effective Date”) by and between Julian Singer, an individual (“Observer”), whose address is 2200 Fletcher Ave., 5th Floor, Fort Lee, NJ 07624 and Evolving Systems, Inc., a Delaware corporation (the “Company”), with principal place of business at 9777 Pyramid Ct., Suite 100, Englewood, CO 80112.

In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows:

1.                                      Board Observer Rights.

1.1                               Right to Attend Board Meetings. The Company agrees that it will invite Observer to attend, in a nonvoting observer capacity, meetings of its Board of Directors (the “Board”), whether in person or telephonically. Concurrently with the delivery to the Board, the Company will provide Observer with all notices of Board meetings, all Board packages and all other information distributed to members of the Board in connection with such meetings. Any failure to deliver notice to Observer in connection with Observer’s right to attend any meeting of the Board will not impair the action of the Board taken at such meeting.  Observer will not have any voting rights that members of the Board have.

1.2                               Actions in Lieu of Meetings. Observer will be entitled to copies of any action taken by consent in lieu of a meeting within five (5) days after the date of such consent. Notice of such request for consent will be sent to Observer concurrently with notice to the Board. Any failure to deliver notice to Observer in connection with actions in lieu of a meeting will not impair the action of the Board taken.

2.                                      Company’s Right to Withhold Information or Exclude Observer from Meetings

Notwithstanding the foregoing, the Company will have the right to withhold from Observer written materials and other information, including portions of the minutes of meetings or any committee thereof, and to exclude Observer from any meeting of the Board or portion thereof, if the Board determines, in its sole discretion, that the Observer’s access to such information (a) could jeopardize an attorney client privilege; (b) result in the breach by the Company of any of its obligations under an agreement, arrangement or understanding or a violation of any applicable law; (c) is necessary or appropriate in furtherance of the Board’s discharging its fiduciary duties to the Company; or (d) should be withheld based upon the advice of counsel.  In addition, if the Board or a committee is considering any transaction in which The Singer Children’s Management Trust or its Affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended) (collectively the “Singer Trust”) has an existing interest, then the Company may withhold from the Observer any information pertaining to such transaction and the Observer will excuse himself from any portion of the meeting in which such transaction is being discussed.

3.                                      Payment and Reimbursement of Expenses/No Compensation. Company will reimburse Observer for (i) Observer’s reasonable out-of-pocket expenses incurred in connection with Board meeting attendance and (ii) other pre-approved out-of-pocket expenses directly related to services rendered by Observer under this Agreement but not incurred in connection with Observer’s attendance at Board meetings. Reimbursement will be made by the Company according to its usual and customary expense reimbursement procedures. No compensation (cash, stock, stock options or other equity) will be paid to Observer for serving under this Agreement.

4.                                      Confidentiality.

4.1                               The Observer acknowledges that, during the course of performing his services, the Company will be disclosing information about the Company, including but not limited to projects, products, services, potential customers, personnel, business plans, and finances, as well as other commercially valuable information.  Observer agrees that all information concerning the Company and its related entities, in any form whatsoever, which is disclosed or made available to Observer and which is not publicly available will be considered “Confidential Information”.

4.2                               Except as provided in this Agreement Observer agrees that he will:

a.              Use the Confidential Information only in connection with his Observer rights under this Agreement and not for any other purpose.

b.              Not disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company and the Singer Trust and its accountants, attorneys and advisors (collectively “Advisors”), provided the Singer Trust and its Advisors agree to be bound by the provisions of this Section 4. The Observer will treat all such information as confidential and proprietary property of the Company.

c.               Not use any Confidential Information in violation of any applicable laws, including, but not limited to, any applicable U.S. federal or state securities laws.

4.3                               The term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (b) was within the Observer’s possession prior to being furnished by the Company, (c) becomes available to the Observer on a non-confidential basis, or (d) was independently developed by the Observer without reference to the information provided by the Company.

4.4                               Mandatory Disclosure Exemption:  Observer may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Observer will, to the extent permitted by law, use his reasonable efforts to give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances and any such disclosure will be limited only to that portion of the Confidential Information required to be disclosed.

4.5                               Observer agrees that upon request of the Company he will return or destroy, at the Company’s option, all Confidential Information provided to him except that one copy of the Confidential Information may be retained for Observer’s records, subject to the confidentiality provisions of this Section 4.

4.6                               Observer agrees that the Company may be irreparably injured by a breach of the confidentiality provisions of this Section 4.  Accordingly, Observer agrees that the Company may seek equitable relief, including injunctive relief and specific performance, in the event of any breach of this Section 4.  No bond will be required in seeking equitable relief. Such remedies will not be deemed to be the exclusive remedy, but will be in addition to all other remedies available at law or in equity.

4.7                               Observer will continue to be bound by the terms of the confidentiality provisions contained in this Section 4 for a period of one (1) year after the expiration or termination of this Agreement.

5.                                      Other Matters. Observer understands that the Company is not seeking to obtain any information that is proprietary to any prior or current business relation of Observer. Observer will not, in performing services for the Company, make use of any such proprietary information of third parties.

6.                                     Restrictions on Trading in the Company’s Stock. The Observer agrees that he will be subject to the provisions of the Company’s Insider Trading Policy (the “Trading Policy”), as if he were a director.  A copy of the current policy is attached as Exhibit A. The Company reserves the right to modify the Trading Policy at any time, in its sole discretion.  Observer agrees that he will instruct all of the recipients to whom he discloses Confidential Information as permitted under this Agreement that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation or any other violation of applicable securities law.

7.                                      No Right to Bind the Company. Observer will have no right to bind the Company, transact any business in the name of the Company or on its behalf in any matter, or make any promises or representations on behalf of the Company.

8.                                      Indemnification. The Company agrees to indemnify Observer in accordance with the terms and conditions of Exhibit B.

9.                                      Term and Termination. This Agreement will expire on the date of the Company’s 2015 Annual Meeting; provided that the Company and Observer may elect to continue this Agreement for an additional one (1) year term upon mutual agreement. This Agreement and the relationship of the parties are terminable at will by either party, at any time, with or without cause. All rights and obligations under this Agreement will terminate upon expiration or termination of this agreement, except for the confidentiality obligation which will continue in accordance with Section 4.7.

10.                               Use of Name. It is understood that the name of the Observer and Observer’s affiliation with the Singer Trust may appear in disclosure documents as required by securities laws, and in other regulatory and administrative filings in the ordinary course of the Company’s business.

11.                               No Conflict; Valid and Binding. The Observer represents that neither the execution of this Agreement nor the performance of the Observer’s obligations under this Agreement will result in a violation or breach of any other agreement by which the Observer is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

12.                               Assignment. This Agreement may not be assigned by Observer.

13.                               Notices. All notices between the parties will be in writing and will be deemed effective as follows: (a) if delivered in person, on the date it is delivered; (b) if sent by certified or registered mail, postage prepaid, return receipt requested, five (5) business days from the date such notice was posted through the U.S. Postal Service (or other applicable postal delivery service), or (c) if sent by nationally recognized overnight courier, one (1) business day after the sender provides it to the courier for dispatch. Such notices, demands, authorizations, approvals, or consents will be sent to each party’s address set forth at the beginning of this Agreement, or such other address provided by a party in accordance with this Agreement.

14.                               Entire Agreement; Waiver; Separability. This Agreement, except as supplemented or modified in writing between the parties, constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver of breach will constitute a subsequent waiver of any subsequent breach, and if any provision of this Agreement be held invalid, the remaining provisions will remain enforceable.

15.                               Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Delaware (without giving effect to any choice or conflict of laws provision or rule). Venue of any action or other proceeding brought on or in connection with this Agreement will be in Douglas County, Colorado.

16.                               Administrative Ease.  The parties agree that this Agreement may be executed in counterparts, and that such counterpart signatures will be considered effective if provided by PDF or facsimile transmission.

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Dated this 25th day of July, 2014

Evolving Systems, Inc.

By:	/s/ THADDEUS DUPPER
Thaddeus Dupper, CEO

Observer

/s/ JULIAN SINGER
Julian Singer

[Signature Page to Board Observer Agreement/Julian Singer]

Exhibit A

Evolving Systems Insider Trading Policy

TO:	All Company Insiders

FROM:	Compliance Officer

RE:	Insider Trading Policy and Trading Blackout Policy

DATE:	June 2014

This is a reminder about Evolving Systems, Inc.’s (the “Company”) Insider Trading Policy and Trading Blackout Policy. All recipients of this memorandum are subject to the Company’s Insider Trading Policy and Trading Blackout Policy.  Some of you—officers and directors—are subject to additional rules described in this memo. Please read this memo carefully and acknowledge your acceptance of the policies by signing the acknowledgement sheet and returning it to Alice Ahern (alice.ahern@evolving.com).

1.                          General Statement. The Company’s policy, applicable to all employees, directors, contractors and consultants (“Insiders”) prohibits trading, and tipping others who may trade, when you know material, non-public information. The Company also has a Trading Blackout Policy that applies to certain employees. Generally, those employees are the officers and directors of the Company, as well as selected employees who have access to material information about the Company prior to its public release.

What information is “material”?

Information is “material” if it is likely that it would be important for an investor in making an investment decision about the Company. Information that is likely to affect the price of the Company’s stock is material.  Either positive or negative information may be material.

Because any information that is not disclosed to the trading public may be construed as being “material,” as a general rule you should keep all Company information private.  If any of you has any doubt as to whether specific information could be considered material, you should talk with the Company’s Compliance Officer.

Examples of some types of material information are:

•                  Financial results

•                  Projections of future earnings or losses

•                  Changes in management or key professional personnel

•                  A pending or proposed acquisition or merger

•                  Signing or termination of a substantial contract

•                  Commencement or cancellation of a new product development effort

•                  Stock splits or stock dividends

•                  New equity or debt offerings

•                  Actual or threatened litigation, or developments relating to it

•                  Bankruptcy or financial liquidity problems

What is “non-public” information?

Information is considered to be non-public unless it has been effectively disclosed to the public.  Examples of public disclosures include public filings with the Securities and Exchange Commission and Company press releases. For information to be considered public, it must not only be disclosed publicly, but there also must be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the close of regular trading on the stock market on the first business day after public disclosure.

2.                          Specific Policies Applicable to You

Trading on Material, Non-Public Information

When you know material, non-public information about any company, you, your spouse, members of your immediate family living in your household, and any trust, partnership or other entity in which you have direct or indirect investment power or authority (“Attributed Persons”), are prohibited from three activities:

•                  trading in that company’s securities (including trading in options, puts, calls or other derivative securities of that company)

•                  having others trade for you in that company’s securities

•                  disclosing the information to anyone else who then might trade.

Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), nor any entity in which you have any investment power or authority, can trade. This prohibition continues whenever and for as long as you know material, non-public information, even if you planned to make the transaction before you learned of the inside information and even if the failure to execute such transaction may result in loss or in the inability to generate an anticipated profit.  It applies even if you obtained the information as an employee and you have left the employment of the Company.

Although it is most likely that any material, non-public information you might learn would be about the Company, these prohibitions apply to trading in the securities of any company about which you have material, non-public information that you obtained in the course of your employment with the Company, or one of its affiliates or its subsidiaries.

You are responsible for distributing this memorandum to the Attributed Persons and ensuring that they comply with these procedures.

Tipping

An Insider may not disclose (“tip”) Inside Information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates.  An Insider or related person may not make recommendations or express opinions on the basis of the Inside Information as to trading in the Company’s securities. Material non-public information communicated (even casually or unintentionally) to a friend, business associate or a family member who in turn uses that information to trade may be a violation of SEC regulations for which you, and the outsider, can be held liable.

Don’t Discuss Company Information with the Press, Analysts or Other Persons Outside of the Company

Announcements of Company information are regulated by Company policy (separate from this Policy) and may only be made by persons specifically authorized by the Company to make such announcements. Laws and regulations govern the nature and timing of such announcements to outsiders or the public and unauthorized disclosure could result in substantial liability for you, the Company and its management. If you receive inquiries by any third party about the Company’s financial information, you should notify the Vice President of Finance immediately. If you receive inquiries about other Company information, you should notify the Vice President, Chief Counsel immediately.

Don’t Participate in Internet “chat rooms” in which the Company is Discussed

You may not participate in on-line dialogues (or similar activities) involving the Company, its business or its stock.

Investment Advice

The Company will not at any time issue recommendations with respect to its own securities, and no employee is permitted to recommend or solicit transactions in the Company’s securities.  If any customer, representative of the media or other person requests information from you relating to the Company’s stock, you should refer him or her to the Company’s publicly filed disclosures, or to the Company’s CEO or Vice President of Finance.

Trading Blackout Policy/Trading Window

Certain employees of the Company (if you receive this memo, you are one of those employees), as well as the members of the Company’s Board of Directors, their spouses, and members of their immediate families, are prohibited from engaging in any transaction involving the Company’s securities other than during the “Trading Window,” except as noted below relating to Rule 10b5-1 trading plans. The Trading Window closes and you enter into a Trading Blackout Period prior to the opening of trading on the fifteenth day of the last month of each quarter, i.e., before March 15, June 15, September 15 and December 15 of each year. The Trading Window opens at the close of regular trading on the stock market on the first business day (“Trading Day”) after the Company publicly discloses its financial results for the previous quarter or fiscal year. (For example, if the Company announces its 2013 financial results for the calendar year after the close of the market on March 11, 2014, the Trading Blackout Period which began on December 15, 2013 continues until the close of trading on the NASDAQ market on March 12, 2014.)

From time to time, the Company may also recommend that directors, selected employees or consultants and others suspend trading because of developments known to the Company and not yet known to the public (for example, a pending merger or acquisition).  In such event, such persons may not engage in any transaction involving the Company’s securities during such period and may not disclose to others the fact that trading has been suspended.

Option Exercises and Sales/Purchases under the Company’s Employee Stock Purchase Plan

Holders of options to purchase stock of the Company are prohibited from same day exercises and sales outside the Trading Window. The exercise of stock options for cash under the Company’s stock option plan (but not the sale of any such shares) is exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option agreement or the plan.  Any subsequent sale of shares acquired upon the exercise of stock options is subject to this Policy.

Purchases under the Company’s Employee Stock Purchase Plan, since not purchased on the open market, are also exempt from the Trading Blackout Policy.  Any subsequent sale of shares acquired through participation in the Employee Stock Purchase Plan is subject to this Policy.

Standing Order

You may have a standing order with your broker to buy or sell the Company’s stock at a certain price.  It is your responsibility to assure that those orders are suspended during the Company’s Trading Blackout Periods.

Exception for Rule 10b5-1 Trading Plans

Insiders may choose to enter into pre-arranged trading plans under SEC Rule 10b5-1.  The Board of Directors has authorized the Compliance Officer to waive the Trading Blackout rules for insiders who enter into such plans.  Entering into a trading plan can help reduce an insider’s trading risks. If you are interested in entering into a trading plan, you should contact the Compliance Officer for further details about a 10b5-1 trading plan.

General Pre-Clearance of Trades — Contact Compliance Officer

“Preclearance” of trades is required of all persons listed as an insider (see below for special additional requirements if you are an officer or a director of the Company).  You must contact the Compliance Officer at least two (2) business days before proceeding to trade in the Company’s securities.  The Compliance Officer will review the Trading Windows to assure that your trade is not taking place during a Trading Blackout Period and review any special circumstances that might otherwise prevent you from trading in the Company’s stock.

3.                          Additional Requirements Applicable to Directors and Officers-Section 16 Compliance

The Sarbanes-Oxley Act that was signed into law as of July 30, 2002, accelerated the deadline for filing Form 4 reports on transactions in the Company’s stock.  Directors and officers of the Company (“Section 16 Reporting Persons”) are required to file Forms 4 with the SEC two (2) business days after the day the transaction is executed.  All Section 16 Reporting Persons are required to report to the Compliance Officer any transaction in securities of the Company by you, your spouse, any immediate family member sharing your household, or any trust, partnership, or other entity in which you have direct or indirect investment power or authority, not later than two (2) business days after the transaction occurs. Transactions that are subject to the 2-day filing deadline include:

•                  option exercises of any type;

•                  purchases or sales of stock, regardless of whether the transactions occur in the open market or between you and the Company; and

•                  grants of stock options and restricted stock.

Section 16 Reporting Persons are personally responsible for complying with Section 16 reporting rules. The Company will continue to assist its officers and directors with their Section 16 filings (if you so request — see attached acknowledgment). Those who want the Company to continue to provide this assistance must follow all of the compliance procedures set forth below.  If you elect not to have the Company assist in the preparation and filing of your Section 16 reports, you must still comply with the pre-clearance procedures described in this memo. These procedures will help to promote compliance with the accelerated reporting requirements and to prevent inadvertent violations of the federal securities laws.

These procedures apply to any transaction effected by you, by any broker or plan administrator effecting transactions in the Company stock for your account and by family members or trusts that hold, purchase or sell Company stock that is attributed to you.  You are responsible for distributing this memorandum to those other persons (“Attributed Persons”) and ensuring that they comply with these procedures.

Special Pre-Clearance Procedures for Section 16 Reporting Persons

All transactions in Company Securities by Section 16 Reporting Persons and all transactions by Attributed Persons must be pre-approved by our Company Compliance Officer.  This procedure also requires advance approval of pre-arranged trading plans.  All requests for pre-clearance should be submitted to the Compliance Officer at least two (2) business days in advance of the proposed transaction. You are responsible for personally speaking with the Compliance Officer; if you leave a voicemail or email message and the Compliance Officer does not respond, you should follow-up to ensure that your message was received.

When you call for a pre-clearance, the Compliance Officer will require detailed information on the proposed transaction. This includes exactly how many shares are involved and, if stock options are involved, exactly which stock options are proposed to be exercised. You will also need to indicate the exact date the transaction is proposed to occur or other conditions to the transaction and you will need to provide contact information for the broker who will be responsible for the order.  Approval for a trade will remain effective for only a limited period to be communicated to you at the time you receive clearance.

Once a transaction is pre-cleared, you and the broker will need to remain in on-going contact with the Company in order to provide detailed transaction information. You, or the Attributed Person, will need to authorize the broker to provide information directly to the Company.

If you would like the Company to assist you in preparing and filing your Section 16 reporting forms, you will be required to sign a Power of Attorney, authorizing the Company representatives to act on your behalf. The Company will contact you if you elect to have the Company assist you in the preparation and filing of the Section 16 reports and the Company does not already have a valid Power of Attorney for this purpose. In executing the Power of Attorney, please understand that the Company will attempt to timely and accurately file Section 16 reporting forms on your behalf.  However, because of the short reporting deadlines, possible time zone differences and the Company’s need to rely on others, including brokers, the Company may not always be able to achieve that goal. The Company will take the steps it believes are appropriate to verify information before filing a Form 4, although there may be times that, in order to meet the filing deadline, we may file on your behalf without seeking your confirmation of the information reported.

Observe the Section 16 Liability Rules Applicable to Officers and Board Members and 10% Stockholders

If you are subject to reporting obligations under Section 16, you (and not the Company) are personally responsible for ensuring that your transactions do not give rise to “short swing” liability under Section 16.  The practical effect of these provisions is that officers and directors who purchase and sell, or sell and purchase, Company securities within a six-month period must disgorge all profits to the Company whether or not they had any nonpublic information at the time of the transactions.

Prohibition on Short Sales and Purchases, Puts and Calls

Neither you, your spouse, any immediate family member sharing your household, nor any trust, partnership or other entity in which you have direct or indirect investment power or authority, may sell any securities of the Company that are not owned by such person at the time of the sale ( a “short sale”).  Also, no such person may buy or sell puts, calls or other derivative securities of the Company at any time.

Individual Responsibility to Comply with Policy

Every officer and director has the individual responsibility to comply with this Policy.  Beyond the guidelines set forth in this Policy, appropriate judgment should be exercised in connection with any trade in the Company’s securities.  If you know or have reason to believe that the Company’s policy on insider trading or the special rules and trading procedures described above have been or are about to be violated, you should bring the actual or potential violation to the attention of the Compliance Officer.

Appointment and Duties of Compliance Officer

The Company has appointed Dan Moorhead as the Company’s Insider Trading Compliance Officer. The duties of the Insider Trading Compliance Officer include the following:

1.              Assisting in preparing and filing Section 16 reports.

2.              Serving as the designated recipient at the Company of copies of reports filed with the SEC by Section 16 Reporting Persons.

3.              To the extent the Insider Trading Compliance Officer deems necessary, mailing reminders to all Section 16 Reporting Persons regarding their obligation to report.

4.              Performing periodic cross-checks of available materials to determine trading activity by officers, directors and others who have or may have access to Inside Information.

5.              Circulating this Policy as described above.

6.              Coordinating compliance activities with respect to Rule 144 requirements.

7.              Reviewing Rule 10b5-1 Trading Plans; waiving Trading Blackout rules for trades made in connection with such plans.

4.                                      Modifications and Waivers

The Company reserves the right to amend or modify the procedures set forth herein at any time.  Waiver of any provision of this policy statement in a specific instance may be authorized in writing by the Compliance Officer, and any such waiver shall be reported to the Board of Directors at its next regularly scheduled meeting.

5.                                      Inquiries

Please direct your questions as to any of the matters discussed in this memorandum to Dan Moorhead at +1 303 802 2415 or via email at dan.moorhead@evolving.com.

Evolving Systems, Inc.

Acknowledgment of Insider Trading Policy and Trading Blackout Policy

I hereby acknowledge that I have read, and that I understand, and that I agree to comply with, the Statement of Company Policy on Insider Trading and Trading Blackout Policy. I understand that, if I am an employee of the Company or one of its subsidiaries or affiliates, my failure to comply in all respects with the Company’s policy is a basis for termination of my employment.  I will instruct members of my immediate family and any other Attributed Persons as to these compliance procedures.

Date:	July 25, 2014
Signature:	/s/ JULIAN SINGER
Name:	Julian Singer

Exhibit B

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as this 25th day of July, 2014 is made by and between Evolving Systems, Inc., a Delaware corporation (the “Corporation”) and Julian Singer (the “Indemnitee”).

RECITALS

A. The Corporation recognizes that competent and experienced persons willing to serve as observers to the board of directors of corporations desire to be protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations;

B. The Corporation believes that it is unfair for such persons to assume the risk of judgments and other expenses which may occur in cases in which such person received no personal profit and in cases where such person was not culpable;

C. The Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of such insurance and the indemnification by the Corporation of the Indemnitee;

D. The Corporation’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws each permit the Corporation to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).

E. Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

F. The Board of Directors has determined that contractual indemnification as set forth in this Agreement is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;

G. The Corporation desires and has requested Indemnitee to serve or continue to serve as an observer to the board of directors of the Corporation and/or one or more subsidiaries or affiliates of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation and/or one or more subsidiaries or affiliates of the Corporation; and

H. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a) The Corporation will indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, observer to the board of directors, officer, employee or agent of the Corporation, or while serving as a director, observer to the board of directors or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, observer to the board of directors, officer, employee or agent (which, for purposes of this Agreement, will include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (collectively, a “Claim”).

(b) The indemnification provided by this Section 1 will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Claim and any appeal therefrom, but will only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) Notwithstanding the foregoing provisions of this Section 1, in the case of any Claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, observer to the board of directors, officer, employee or agent of the Corporation, or while serving as a director, observer to the board of directors or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, observer to the board of directors, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification will be made in respect of any Claim as to which Indemnitee will have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such Claim was pending determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 2. Successful Defense; Partial Indemnification. Indemnitee will be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim. For purposes of this Agreement and without limiting the foregoing, if any Claim is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to Indemnitee, (b) an adjudication that Indemnitee was liable to the Corporation, (c) a plea of guilty or nolo contendere by Indemnitee, (d) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (e) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee will be considered to have been wholly successful with respect to his or her defense of such Claim.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Claim, or in defense of any Claim, and any appeal therefrom but not, however, for the total amount of such Claim, the Corporation will nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

Section 3. Determination That Indemnification Is Proper. Any indemnification under this Agreement will (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b).  Any such determination will be made in accordance with Section 5 and (a) by a majority vote of the directors who are not and were not parties to, or threatened to be made a party to, the Claim in question (“disinterested directors”), even if less than a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (c) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum will consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) by one independent legal counsel (regardless whether indemnification is sought by one or more than one director or officer), or (e) by a court of competent jurisdiction; provided, however, that if a Change in Control will have occurred or indemnification is sought in connection with a Company Authorized Proceeding, an indemnification determination under this Agreement will be made by the independent legal counsel in a written opinion to the Board of Directors, a copy of which will be delivered to Indemnitee, or by a court of competent jurisdiction if no independent legal counsel is timely selected or is willing or able to act.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

(a) Expenses (including attorneys’ fees) incurred by Indemnitee in defending a Claim, or in connection with an enforcement action pursuant to Section 5(b), will be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking will be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances will be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a claim thereof is to be made against the Corporation, notify the Corporation of the commencement of the Claim.  The failure to promptly notify the Corporation of the commencement of the Claim, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee under this Agreement, except to the extent the Corporation is prejudiced in its defense of such Claim as a result of such failure.

(c) In the event the Corporation is obligated to pay the expenses of Indemnitee with respect to an Claim, as provided in this Agreement, the Corporation, if appropriate, will be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim, provided that (i) Indemnitee will have the right to employ Indemnitee’s own counsel in such Claim at Indemnitee’s expense and (ii) if (1) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (2) counsel to the Corporation has reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, or (3) the Corporation has not, in fact, employed counsel to assume the defense of such Claim, then the fees and expenses of Indemnitee’s counsel will be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation will not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation will have reasonably made the conclusion provided for in clause (2) above.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the Claim, the Corporation will indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Claim.

Section 5. Procedure for Indemnification

(a) To obtain indemnification, Indemnitee will promptly submit to the Corporation a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Indemnitee will reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification.  Any expenses incurred by Indemnitee in so cooperating will be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation will indemnify and hold Indemnitee harmless therefrom.

(b) The Corporation’s determination whether to grant Indemnitee’s indemnification request will be made promptly, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement will be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period.  It will be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the standard of conduct set forth in Section 1, but the burden of proving such defense by clear and convincing evidence will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Claim will also be indemnified by the Corporation.

(c) The Indemnitee will be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation will have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption will be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

(d) If it is determined that Indemnitee is entitled to indemnification, payment will be timely made after that determination.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to a judgment or pending settlement in the action, suit or proceeding.

Section 6. Insurance and Subrogation.

(a) The Corporation will use commercially reasonable efforts to purchase and maintain insurance on behalf of Indemnitee, in his capacity as an observer to the board of directors of the Corporation and any other capacity for which he may be entitled to indemnification hereunder, against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation will pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Corporation will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7. Certain Definitions. For purposes of this Agreement, the following definitions will apply:

(a) The term “Claim” will be broadly construed and will include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was a director, observer to the board of directors, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” will be broadly construed and will include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” will be broadly and reasonably construed and will include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval will not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL or otherwise.

(d) The term “judgments, fines and amounts paid in settlement” will be broadly construed and will include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(e) The term “Corporation” will include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f) The term “other enterprises” will include, without limitation, employee benefit plans.

(g) The term “serving at the request of the Corporation” will include, without limitation, any service as a director, observer to the board of directors, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, observer to the board of directors, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(h) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i) “Independent legal counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been retained to represent:  (i) the Corporation, the Indemnitee or one of the other directors of the Corporation in any matter material to any such party, or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Agreement.  Independent legal counsel will be selected by the Corporation, with the approval of Indemnitee, which approval will not be unreasonably withheld; provided, however, that the independent legal counsel will be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld (i) from and after the occurrence of a Change in Control, and (ii) in connection with an action, suit or proceeding by or in the right of the Corporation authorized or not disapproved by the Board of Directors alleging claims against Indemnitee that, if sustained, reasonably might give rise to a judgment for money damages of more than $500,000 and/or injunctive relief (“Company Authorized Proceeding”).  Anything herein to the contrary notwithstanding, if Indemnitee and the Corporation are unable to agree with reasonable promptness on the selection of the independent legal counsel, such counsel will be selected by lot from among the ten (10) law firms, which, according to publicly available sources, have the most lawyers practicing in offices located in Colorado or Delaware.  The Corporation will contact these law firms in order of their selection by lot, requesting each such firm to accept an engagement until one of such firms qualifies hereunder and accepts the engagement.  The fees and costs of independent legal counsel will be paid by the Corporation.

(j) “Change in Control” means a “Change of Control” as defined in the Corporation’s Amended and Restated 2007 Stock Incentive Plan.

Section 8. Limitation on Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Corporation will not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a Claim (or part thereof) initiated by Indemnitee, except with respect to a Claim brought to establish or enforce a right to indemnification (which will be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Claim instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such Claim, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding will determine that, despite Indemnitee’s failure to establish Indemnitee’s right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such Claim instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4.

(c) Certain Exchange Act Claims. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for (i) payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or (ii) any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934 (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law, the expenses actually and reasonably incurred by Indemnitee in connection with any such proceeding will be advanced and deemed to be expenses that are subject to indemnification under this Agreement.

(d) Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

Section 9. Certain Settlement Provisions. The Corporation will have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Claim without the Corporation’s prior written consent, which will not be unreasonably withheld or delayed.  The Corporation will not settle any Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which will not be unreasonably withheld or delayed.

Section 10. Savings Clause. If any provision or provisions of this Agreement is invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Claim, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that will not have been invalidated and to the full extent permitted by applicable law.

Section 11. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation will, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Claim in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution will not be required where such holding by the court is due to (a) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (b) any limitation on indemnification set forth in Section 6(d), 8 or 9 hereof.

Section 12. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement will be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice):

If to the Corporation:

Chief Executive Officer

Evolving Systems, Inc.

9777 Pyramid Ct.

Suite 100

Englewood, CO 80112

If to Indemnitee:

Julian Singer

2200 Fletcher Ave.

5th Floor

Fort Lee, NJ 07624

Section 13. Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation will indemnify Indemnitee to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Section 14. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement will not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise.  The exercise of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent exercise of any other right or remedy.  Indemnitee’s rights under this Agreement will continue after Indemnitee has ceased acting as an observer to the board of directors of the Corporation and will inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws or any other agreement will adversely affect the rights provided to Indemnitee under this Agreement.

Section 15. Enforcement. The Corporation will be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement will constitute a stipulation by which it will be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights will have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee will be entitled to seek injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or later permitted by law.

Section 17. Entire Agreement. This Agreement and the documents expressly referred to in this Agreement constitute the entire agreement between the parties with respect to the matters described, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered by this Agreement are expressly superceded by this Agreement.

Section 18. Modification and Waiver.  No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar) nor will such waiver constitute a continuing waiver.

Section 19. Successor and Assigns.  All of the terms and provisions of this Agreement will be binding upon, will inure to the benefit of and will be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation will require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 20. Supercedes Prior Agreement. This Agreement supercedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 21. Governing Law & Venue.  This Agreement will be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.  The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.  If it is ultimately determined by a court of competent jurisdiction that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement will in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 23. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.  Electronic copies (e.g. PDF) of this Agreement may serve as originals.

Section 24. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Signature page follows.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

EVOLVING SYSTEMS, INC.

By:	/s/ THADDEUS DUPPER
Thaddeus Dupper, CEO & Chairman of the Board

INDEMNITEE

/s/ JULIAN SINGER
Julian Singer